Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

No. 2010-W-1	WARRANT TO PURCHASE

1,750,000 SHARES OF

COMMON STOCK

Effective Date of Issuance: April 2, 2010

BILL THE BUTCHER, INC.

COMMON STOCK PURCHASE WARRANT

This Warrant is issued to Montage Venture Group LLC, a Texas limited liability company (“Holder”), by Bill the Butcher, Inc., a Nevada corporation (the “Company”), for good and valuable consideration, pursuant to that certain Consulting Agreement, dated effective as of April 2, 2010, by and between Holder and the Company.

The number and class of shares of the Company’s capital stock for which this Warrant is exercisable, and the exercise price, shall be determined as provided herein.

1.      Exercisability.  This Warrant shall be exercisable as of and from the Date of Issuance through the Expiration Date (as defined in Section 8 below).

2.      Right to Purchase Shares.

(a)           Subject to the terms and conditions set forth herein, the Holder or its registered assigns (the “Registered Holder”) is entitled to purchase from the Company, at any time and from time to time on or before the Expiration Date, a number of shares of Common Stock of the Company (the “Warrant Stock”) equal to the Warrant Amount (as defined below) at an exercise price per share equal to the Warrant Price (subject to adjustment pursuant to Section 4 hereof) (the “Exercise Price”).

(b)            “Common Stock” means the Class A Common Stock of the Company.

(c)           “Warrant Amount” means, subject to Section 4 below, 1,750,000 shares of Common Stock, which number of shares reflects the forward split of the Company’s outstanding Common Stock, effective May 24, 2010, notwithstanding the prior effective date of issuance of this Warrant.

(d)           “Warrant Price” means, subject to the terms of Section 4 below, $0.001 per share.

3.           Exercise.

(a)           Method of Exercise.  This Warrant may be exercised by the Holder for the Warrant Amount by (i) surrendering this Warrant to the Secretary of the Company, (ii) paying any applicable consideration, and (iii) executing and delivering to the Secretary of the Company the attached Exercise Form.

(b)           Net Exercise.  In lieu of exercising this Warrant pursuant to Section 3(a), the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

X =	(Y(A-B))/A

Where:	X =	The number of shares of Common Stock to be issued to the Holder pursuant to net exercise;

Y =	The number of shares of Common Stock in respect of which the net exercise election is made;

A =	The fair market value of one share of Common Stock at the time the net exercise election is made;

B =	The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 3(b), the fair market value of one share of Common Stock as of a particular date shall be determined as follows:  (i) if traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the thirty day period ending one day prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending one day prior to the net exercise election; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

(c)           Delivery to Holder.  As soon as practicable after the effective exercise of this Warrant in whole or in part, and in any event within ten days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) shall direct:

                                      (i)a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

                                      (ii)in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant less the number of such shares issued to the Registered Holder upon such exercise as provided in Section 3(a) or 3(b) above.

4.           Adjustments.

(a)           Stock Splits and Dividends.  If the Warrant Stock is be subdivided into a greater number of shares or a dividend in the applicable Warrant Stock shall be paid in respect of such Warrant Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of the applicable Warrant Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(c)           Reclassification, Etc.  In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time issuable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 4.

(d)           Adjustment Certificate.  When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 4, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

5.           Transfers.

(a)           Unregistered Security.  Holder acknowledges that this Warrant and the Warrant Stock (together, the “Securities”) have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any of the Securities in the absence of (i) an effective registration statement under the Securities Act as to such Securities and registration or qualification of such Securities under any applicable U.S. federal or state securities law then in effect, or (ii) if requested by the Company after a holder of this Warrant has provided written notice to the Company of a proposed sale, pledge, distribution, offer for sale, transfer or other disposition, an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

(b)           Transferability.  Subject to the provisions of Section 5(a) hereof, this Warrant and all rights hereunder are transferable upon surrender of the Warrant with a properly executed assignment at the principal office of the Company, provided, however, that this Warrant may not be transferred unless the Company consents to the transfer in writing, except for transfers to affiliates.

(c)           Warrant Register.  The Company will maintain a register containing the names and addresses of the Registered Holder of this Warrant.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.  Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

6.           No Impairment.  The Company will not, by amendment of its articles or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

7.           Representations and Warranties of Holder.  The Registered Holder hereby represents and warrants to the Company as follows:

(a)           Purchase Entirely for Own Account.  The Registered Holder acknowledges that this Warrant is given to the Registered Holder in reliance upon the Registered Holder’s representation to the Company, which by its acceptance of this Warrant the Registered Holder hereby confirms, that the Securities being acquired by the Registered Holder are being acquired for investment for the Registered Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Warrant, the Registered Holder further represents that the Registered Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  The Registered Holder represents that it has full power and authority to enter into this Warrant.  The Registered Holder has not been formed for the specific purpose of acquiring any of the Securities.

(b)           Disclosure of Information.  The Registered Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and has had an opportunity to review the Company’s facilities and its most recent financial statements. The Registered Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business which it believes to be material.

(c)           Restricted Securities.  The Registered Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder’s representations as expressed herein.  The Registered Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Registered Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Registered Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as set forth in Section 20 hereof.  The Registered Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Registered Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)           Legends.  The Registered Holder understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(i)           “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH STATUTE OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii)           Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(f)           Accredited Investor.  The Registered Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

8.           Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the fifth anniversary of the Date of Issuance (the “Expiration Date”).

9.           Notices of Certain Transactions.  In case:

                (a)           the Company shall take a record of the holders of its common stock (or other stock or securities at the time issuable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)           of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d)           the filing of a registration statement by the Company with the Securities and Exchange Commission in connection with an underwritten public offering,

then, and in each such case, the Company will deliver or cause to be delivered to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or registration statement is to take place, and the time, if any is to be fixed, as of which the holders of record of common stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up,) are to be determined.  Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice, except that for purposes of (d) above, such notice shall be mailed at least ten days prior to the filing of such registration statement.

10.           Reservation of Stock.  The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

11.           Exchange of Warrants.  Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of common stock called for on the face or faces of the Warrant or Warrants so surrendered.

12.           Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

13.           Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail, with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

14.           No Rights as Shareholder.  Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

15.           No Fractional Shares.  No fractional shares of common stock will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

16.           Amendment or Waiver.  Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

17.           Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

18.           Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

19.           “Market Stand-Off” Agreement.  The Registered Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) this Warrant, the Warrant Stock or any securities issuable upon the conversion of the Warrant Stock held by it at any time during such period except Common Stock included in such registration; provided, however, that:

(a)           such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b)           all of the Company directors, officers and holders of at least 5.0% of the Company’s equity securities are subject to substantially the same lockup restrictions as contained in this Section 19.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Warrant Stock or any securities issuable upon the conversion of the Warrant Stock (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and the Registered Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 19.

20.           Registration Rights.  The Company shall grant Holder certain registration rights, in substantially the form set forth in the Registration Rights Agreement attached hereto at Exhibit B.

[Signature page follows.]

SIGNATURE PAGE TO

COMMON STOCK PURCHASE WARRANT

COMPANY:

BILL THE BUTCHER, INC.

By:

J’Amy Owens, Chief Executive Officer

Address:	424 Queen Anne Avenue N.
Seattle, WA 98109

Facsimile:	___________________

AGREED TO AND ACCEPTED:

MONTAGE VENTURE GROUP, LLC

By:

Name: Lawrence Biggs

Title: Manager

Address:	3523 McKinney Ave, No. 244
Dallas, TX 75204

Facsimile:	_______________________

EXHIBIT A

EXERCISE FORM

(To Be Executed by the Warrant Holder

to Exercise the Warrant)

TO:           BILL THE BUTCHER, INC.

1.	The undersigned hereby irrevocably elects to exercise the right to purchase represented by Warrant No. 2010-W-___ for 1,750,000 shares of Common Stock and to [check applicable subsection]:

(a) ___
purchase _________ shares of Common Stock provided for in the Warrant and tenders payment herewith (or has made a wire transfer) to the order of Bill the Butcher, Inc. (the “Company”) in the amount of $_______;

OR

(b) ___	exercise the Warrant in full pursuant to the net exercise provisions of Section 3(b) of the Warrant.

2.	The undersigned requests that certificates for such shares be issued and delivered as follows:

Name:

Address:

Deliver to:

Address:

3.	In connection with the exercise of the Warrant, the undersigned hereby represents and warrants to you as follows:

a.
Purchase Entirely for Own Account.  The stock will be acquired for investment for the undersigned’s own account and not with a view to the resale or distribution of any part thereof, and the undersigned has no intention of selling, granting any participation in, or otherwise distributing the same.

b.
Restricted Securities.  The undersigned understands the stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended, or an exemption therefrom and, in the absence of an effective registration statement covering the stock or an available exemption from registration under the Securities Act, the stock must be held indefinitely.

c.
Investment Experience.  The undersigned is experienced in evaluating and investing in companies in the development stage, can bear the economic risk of an investment in the stock, and has enough knowledge and experience in financial and business matters to evaluate the merits and risks of the investment in the stock.

d.
Qualifications as an Accredited Investor.  The undersigned is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933 (the “Act”), as amended, and/or as defined in any successor rule or statute promulgated under the Act.

e.
Opportunity to Review Documents and Ask Questions.  The Company has made available to the undersigned all documents and information requested by the undersigned relating to an investment in the Company.  In addition, the undersigned has had adequate opportunity to ask questions and to receive answers from the management of the Company covering the Company’s business, management and financial affairs.

4.	The undersigned understands and agrees that:

a.	No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the stock.

b.	All certificates evidencing the stock shall bear a legend substantially similar to the legend Set forth in Section 7 of the Warrant regarding resale restrictions.

The undersigned is a resident of the state of ______________________.

Dated:  _____________, 20___.

By:

Name:

Print:

Note:  Signature must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.